[SEAL OF STATE OF FLORIDA]

                           FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State

November  3,  2000

UCC  FILING  &  SEARCH  SERVICES,  INC.
526  E  PARK  AVE
TALLAHASSEE,  FL  32301

The Articles of Incorporation for TEL-ONE, INC. were filed on November 3, 2000 effective November 3, 2000 and assigned document number P000000103398. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Tracy  Smith,  Document  Specialist
New  Filing Section                           Letter Number: 600A00057244


      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314


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                                  [CERTIFICATE]
                                STATE OF FLORIDA
                                     [Seal]
                               DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Incorporation of TEL-ONE, INC., a Florida corporation, filed on November 3, 2000, as shown by the records of this office.

The  document  number  of  this  corporation  is  P000000103398.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Third day of November, 2000

                                                  /s/ Katherine Harris
                                                  ------------------------------
        [GREAT SEAL OF THE STATE OF FLORIDA]      Katherine Harris
              CR2E022 (1-99)                      Secretary of State

                            ARTICLES OF INCORPORATION
                                       OF
                                  TEL-ONE, INC.

     The undersigned incorporator, for the purpose of forming a corporation (hereinafter referred to as the "Corporation") under the Florida Business
Corporation  Act,  adopts  the  following  Articles  of  Incorporation:

ARTICLE  I:    The  name  of  the  corporation  is  TEL-ONE,  INC.

ARTICLE II: The principal place of business and mailing address is 100 South Ashley Drive, Suite 2050, Tampa, Florida 33602.

ARTICLE III: The number of shares of stock that the corporation is authorized to have outstanding at any one time is 100,000,000 shares, all of which are of a par value of $.0001 each and classified as common shares.

ARTICLE IV: The name and address of the initial registered agent is UCC Filing & Search Services, Inc., 526 East Park Avenue, Tallahassee, Florida 32301.

ARTICLE V: The name and street address of the incorporator to these Articles of Incorporation are UCC Filing & Search Services, Inc., 526 East Park Avenue, Tallahassee, Florida 32301.

ARTICLE VI: The purpose for which the corporation is organized is to engage in any lawful business for which corporations may be incorporated under the provisions of the Florida Statutes.

ARTICLE  VII:  The  period  of  duration  of  the  corporation  is perpetual.

ARTICLE  VIII: The  names  and  addresses  of  the  initial  directors  are:

               George  Carapella     100  South  Ashley  Drive,  Suite  2050,
                                     Tampa, Florida  33602.
               Alan  Lipstein        100  South Ashley Drive, Suite 2050, Tampa,
                                     Florida  33602.

ARTICLE IX: The corporation shall, to the fullest extent legally permissible under the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

The undersigned incorporator has executed these Articles of Incorporation this 3rd day of November, 2000.

                         /s/ Edward Hand
                         -----------------------------------------------------
                         UCC Filing & Search Services, Inc. Incorporator Edward Hand, President


Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position a registered agent.

                                        UCC  Filing  &  Search  Services,  Inc.

                                        By:  /s/  Edward  Hand
                                                  ------------

                                        Edward  Hand,  President
                                        Date:  November  3,  2000


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